Exhibit 10.2

Amendment No.1 to Amended and Restated Joint Venture Agreement

This Amendment No. 1 to the Amended and Restated Joint Venture Agreement (the "Amendment") is entered into as of the 15th day of October, 2010 between and among The Glad Products Company, a Delaware corporation, Glad Manufacturing Company, a Delaware corporation, Clorox Services Company, a Delaware corporation, The Clorox Sales Company, a Delaware corporation, Clorox International Company, a Delaware corporation (collectively the "Clorox Parties"), and The Clorox Company, a Delaware corporation ("Clorox"), and The Procter & Gamble Company, an Ohio corporation ("P&G") and Procter & Gamble RHD Inc., an Ohio corporation ("P&G Sub" and collectively with P&G, the "P&G Parties") (each, a "Party" and collectively, the "Parties"). Unless noted otherwise, capitalized terms used and not defined herein shall have the meaning set forth in the JV Agreement, as defined below.

WHEREAS, the Clorox Parties, Clorox, and the P&G Parties have entered into that certain Amended and Restated Joint Venture Agreement dated as of January 31, 2003 (the "JV Agreement"); and
WHEREAS, the Parties wish to amend the JV Agreement as set forth herein; NOW THEREFORE, the Parties hereby agree as follows:

1.     Section 1.1, definition of "Fair Market Value," will be amended by adding the following sentence at the end of the definition:

"In any determination of Fair Market Value, liabilities with respect to Defined Benefit Plans shall be accounted for and valued in accordance with Sections 7.5(d) and 7.5(f)."

2.	Section 7.5(d) will be amended by deleting the first sentence and replacing it with the following:

"In the event of a Third-Party Sale by Clorox, Clorox will determine the actuarial liabilities with respect to the pensions of any defined benefit plans maintained by Clorox or any Affiliate which are subject to the funding requirements of Section 412 of the Code in which personnel engaged in the Glad Global Business at the time of the proposed sale are participating (the "Defined Benefit Plans"), as set forth in Section 7.5(f) below. If a Defined Benefit Plan is not addressed in Section 7.5(f), then the actuarial liability will be determined based on the same actuarial assumptions that Clorox has used to fund such Defined Benefit Plan over time."

3.     The following shall be added to the JV Agreement as Section 7.5(f):

"(f)     Pension Liabilities. The Parties acknowledge and agree that certain liabilities with respect to that certain funded U.S. retirement and welfare plan referred to as the Clorox Pension Plan (the Clorox Pension Plan, along with any predecessor plan, referred to herein as the "Pension Plan") are reflected on the Glad Balance Sheet, and the Parties have agreed as follows with respect to the accounting and treatment of the assets and liabilities of such Pension Plan both on and off the Glad Balance Sheet, and the related impact on the value of the Parties' respective JV Interests as follows:
1.     The P&G Partners will have no obligation with respect to liabilities of the Pension Plan incurred prior to the Effective Date (the "Pre-Effective Date Pension Liabilities");
2.     The Parties agree that pension liabilities will be funded and accounted for in accordance with the "Global Glad Joint Venture (JV) Operating Practice and Procedures Hypothetical Pension Plan Calculations" attached hereto as Exhibit A (the "Plan Practice and Procedures"), which creates a Hypothetical Pension Fund ("the Fund") for purpose of accounting for and funding pension liabilities. Capitalized terms used in this Section 7.5(f) and not otherwise defined herein will have the meanings set forth in the Plan Practice and Procedures.
3.     This Section 7.5(f) will not apply to any international welfare and retirement plans, or to unfunded welfare and retirement plans, including, but not limited to, LTD/STD FAS 112; Post Retirement Medical; Supplemental Executive Retirement Plan; Clorox Non-Qualified Deferred Compensation; First Brands Non-Qualified Deferred Compensation.

5.     Section 11.3 shall be amended by deleting the address for copies of notices to the P&G Partners and replacing it with the following:

"The Procter & Gamble Company
One P&G Plaza
Cincinnati, Ohio 45202
Attention: Joseph A. Stegbauer, Director, Transactions Group
Telecopy: (513) 983-2611
Telephone: (513) 983-2810
E-mail: stegbauer.ja@pg.com"

6.     Exhibit H, paragraph 14 shall be amended by deleting the paragraph in its entirety and replacing it with the following:

"To the extent either Clorox or P&G adopts the accounting position of expensing its stock options or other equity compensation required to be expensed under FAS rules, it will be able to attribute such stock option or equity compensation expense with respect to the personnel engaged in the Glad business to the Glad Global Business to the extent such expense is a direct cost.

7.     Governing Law. This Amendment will be governed by the laws of the State of New York.

8.     No Other Modifications. Except as expressly modified herein, all provisions of the JV Agreement shall remain in full force and effect on the terms and conditions set forth therein.

9.     Counterparts. This Amendment may be executed in one or more counterparts, by facsimile or original signature, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment, effective as of the date first set forth above.

THE CLOROX COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Executive Vice President
THE GLAD PRODUCTS COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Vice President
GLAD MANUFACTURING COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Vice President
CLOROX SERVICES COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Vice President
THE CLOROX SALES COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Vice President
CLOROX INTERNATIONAL COMPANY By: /s/ Larry Peiros Name: Larry Peiros Title: Vice President

THE PROCTER & GAMBLE COMPANY By: /s/ Jeffrey D. Weedman Name: Jeffrey D. Weedman Title: Vice President, Global Business Development
PROCTER & GAMBLE RHD, INC. By: /s/ Jeffrey D. Weedman Name: Jeffrey D. Weedman Title: Vice President, Global Business Development